Exhibit 99.1

Solésence Reports Record First Quarter 2025 Financial Results

First quarter revenue increased 48% to a record $14.6 million

ROMEOVILLE, Ill., May 05, 2025 (GLOBE NEWSWIRE) -- Solésence, Inc. (Nasdaq: SLSN), a leader in scientifically-driven health care solutions across beauty and life science categories, today announced financial results for the first quarter ended March 31, 2025.

Recent Highlights and Accomplishments

  Uplisted to Nasdaq under the ticker “SLSN” supporting the Company’s increased visibility with the investment community
  Achieved record revenue and unit volume shipments in the first quarter 2025

“We kicked off 2025 with record revenue, fueled by strong sales across our suite of consumer products,” said Jess Jankowski, President and Chief Executive Officer of Solésence. “Large customer orders, including a new product line with a key new brand partner, are driving growth and expanding our partnerships with leading beauty and health brands. As always, our relentless focus remains on delivering unique, high-performance products that enrich consumers’ daily lives and reinforce Solésence’s position as a trusted innovation partner.”

“During the first quarter, we significantly increased our throughput to execute a multi-SKU launch for a new strategic brand partner. While this process resulted in one-time start-up costs that impacted our gross margins for the quarter, our operational flexibility and expertise enabled us to support our partner for a successful launch,” said Kevin Cureton, Chief Operating Officer. “We believe that this new brand partner will drive significant growth in the future fueled by demand for our exceptional products and our collaborative efforts. Going forward, we anticipate our gross margin levels will substantially improve as we further scale our operations for growth and manage our fixed manufacturing costs more efficiently.”

“We anticipate continued sequential revenue growth based on our current shipped and open orders that are in excess of $45 million. In addition to our solid top line performance, we are excited to now be listed on the Nasdaq market, a major milestone that will help broaden our visibility with the financial community. Building on our positive momentum, Solésence rebrand and Nasdaq uplisting, we look forward to capitalizing on the significant opportunities ahead to drive long-term shareholder value,” said Mr. Jankowski.

First Quarter 2025 Financial Results

  Revenue for the first quarter increased 48% to a record $14.6 million, compared to $9.9 million for the same period in 2024.
  Gross profit in the first quarter was $3.3 million, compared to $3.6 million for the same period in 2024.
  Gross margin in the first quarter was 23%, compared to 36% for the same period in 2024.
  Net income for the first quarter was breakeven, compared to a net income of $0.9 million for the same period in 2024.

First Quarter 2025 Operational Highlights

  Intellectual property expansion included an allowance for the Company’s Kleair™ technology in Japan, an allowance for a new plant-based antioxidant technology in South Korea, and an additional allowance in Mexico for a new skin health and healing technology leveraging allantoin, commonly used in scar healing products – giving the Company three technology platforms with global patent protection.
  Shipment volume increased 95% year-over-year.
  Production volume increased 120% year-over-year in preparation for second quarter 2025 demand.

Conference Call

Solésence will host its first quarter conference call on Monday, May 5, 2025, at 4:00 p.m. CDT, 5:00 p.m. EDT, to discuss its financial results and provide a business and financial update. On the call will be Jess Jankowski, President, CEO, and CFO, and Kevin Cureton, Chief Operating Officer.

Webcast Link: https://edge.media-server.com/mmc/p/q53hzimg

Dial-In Link: https://register-conf.media-server.com/register/BI52d4ebca7736415daa72f2a62f1d61ce

To receive the dial-in number, as well as your personalized PIN, you must register at the above link. Once registered, you will also have the option to have the system dial-out to you once the conference call begins. If you forget your PIN prior to the conference call, you can simply re-register.

The call may also be accessed through the Company’s investor relations website, at https://ir.solesence.com/. Please join the conference call at least five minutes before prior to the start time.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Use of Non-GAAP Financial Information

Solésence believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Solésence, Inc.

Solésence, Inc. (Nasdaq: SLSN), is a leader in scientifically-driven health care solutions across beauty and life science categories. With a mission to deliver joy through innovation, inclusivity and the science of beautiful skin, we have redefined mineral-based sun protection by maximizing transparency, effectiveness, aesthetics, and wearability — empowering individuals to embrace beauty on their own terms. Combining best-in-class skin health solutions with the celebration of self-care, we allow brands to deliver unique product claims and attributes by seamlessly integrating protection, prevention, and treatment technologies into daily use products. Learn more at solesence.com.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 31, 2025. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

Media Contact:
media@solesence.com

Investor Relations Contact:
investors@solesence.com

SOLESENCE, INC

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)
	As of
	March 31,	December 31,
	2025	2024

ASSETS

Current assets:
Cash	$1,817	$1,409
Trade accounts receivable	10,084	5,655
Allowance for credit losses	(999)	(786)
Trade accounts receivable, net	9,085	4,869
Inventories, net	21,912	20,267
Prepaid expenses and other current assets	3,090	2,803
Total current assets	35,904	29,348

Equipment and leasehold improvements, net	13,105	12,734
Operating leases, right of use	8,006	7,917
Other assets, net	1	3
Total assets	$57,016	$50,002

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, accounts receivable, related party	$6,292	$-
Current portion of line of credit, inventory, related party	5,200	4,000
Current portion of debt, related parties	1,000	1,000
Current portion of operating lease obligations	1,328	1,260
Accounts payable	9,168	9,093
Current portion of deferred revenue	4,622	5,571
Accrued expenses	5,266	4,849
Total current liabilities	32,876	25,773

Long-term portion of operating lease obligations	8,736	9,037
Asset retirement obligations	248	246
Total long-term liabilities	8,984	9,283

Contingent liabilities
Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 95,000,000 shares authorized;
70,103,279 shares issued and outstanding on March 31, 2025
and December 31, 2024, respectively	700	700
Additional paid-in capital	114,804	114,674
Accumulated deficit	(100,348)	(100,428)
Total stockholders' equity	15,156	14,946
Total liabilities and shareholders' equity	$57,016	$50,002

SOLESENCE, INC

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)
	Three months ended
	March 31,
	2025	2024
	(in thousands except share and per share data)
Revenue:
Product revenue	$14,575	$9,772
Other revenue	50	96
Net revenue	14,625	9,868

Operating expense:
Cost of revenue	11,312	6,288
Gross profit	3,313	3,580

Research and development expense	949	910
Selling, general and administrative expense	2,108	1,559
Income from operations	256	1,111
Interest expense	176	218
Other income, net	-	-
Income before provision for income taxes	80	893
Provision for income taxes	-	-
Net income	$80	$893

Net income per share-basic	$-	$0.02

Weighted average number of basic shares outstanding	70,103,279	52,675,851

Net income per share-diluted	$-	$0.02

Weighted average number of diluted shares outstanding	72,632,116	58,035,741

SOLESENCE, INC

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)

	Three months ended
	March 31,
	2025	2024
	(in thousands except share and per share data)
Revenue:
Product revenue, net	$14,575	$9,772
Other revenue	50	96
Net revenue	14,625	9,868

Operating expense:
Cost of revenue detail:
Depreciation	216	221
Non-Cash equity compensation	27	26
Other costs of revenue	11,069	6,041
Cost of revenue	11,312	6,288
Gross profit	3,313	3,580

Research and development expense detail:
Depreciation	4	6
Non-Cash equity compensation	27	33
Other research and development expense	918	871
Research and development expense	949	910

Selling, general and administrative expense detail:
Depreciation and amortization	6	7
Non-Cash equity compensation	73	101
Other selling, general and administrative expense	2,029	1,451
Selling, general and administrative expense	2,108	1,559
Income from operations	256	1,111
Interest expense	176	218
Other income, net	-	-
Income before provision for income taxes	80	893
Provision for income taxes	-	-
Net income	$80	$893

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	176	218
Addback Depreciation/Amortization	226	234
Addback Non-Cash Equity Compensation	127	160
Addback Other Income, net	-	-
Addback Provision for Income Taxes	-	-

Adjusted EBITDA	$609	$1,505